                                                                     Exhibit 5.1

                                                              September 12, 2000

Ziff-Davis Inc.,
   28 East 28th Street,
      New York, New York 10016.

Dear Sirs:

              In connection with the registration under the Securities Act of
1933 (the "Act") of 347,420 shares (the "Securities") of Ziff-Davis Inc. - ZDNet common stock, par value $0.01 per share, of Ziff-Davis Inc., a Delaware corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, the Securities have been validly issued and are fully paid and nonassessable.

              The foregoing opinion is limited to the Federal laws of the United
States and the General Corporation Law of the State of Delaware, and we are
expressing no opinion as to the effect of the laws of any other jurisdiction.

              We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the certificates for the Securities conform to the specimen thereof examined by us and have been duly countersigned by a transfer agent of the Securities and duly registered by a registrar of the
Securities, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading
"Validity of Common Stock" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,

                                                     /s/ Sullivan & Cromwell

                                                     SULLIVAN & CROMWELL